Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-151436) pertaining to the Research Pharmaceutical Services, Inc. 2007 Equity Incentive Plan of our report dated March 30, 2009, with respect to the consolidated financial statements of Research Pharmaceutical Services, Inc.. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Philadelphia, PA
March 30, 2009